For the fiscal year ended September 30, 2003
File number 811-07343
The Prudential Investment Portfolios, Inc.
	-Jennison Growth Fund (formerly Prudential Jennison Growth Fund) -Jennison Equity Opportunity Fund (formerly Prudential Equity
Opportunity Fund)
	-Dryden Active Balanced Fund (formerly Prudential Active Balanced
Fund)

SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Joint Special Meeting of Shareholders of Jennison Growth Fund,
Jennison Equity Opportunity Fund and Dryden Active Balanced Fund, each, a series of The Prudential Investment Portfolios, Inc., was held on July 17, 2003. At such meeting, the shareholders of each Fund approved the following proposal.

Jennison Growth Fund

01.	Votes on Directors	                Votes For		Withheld

         David E.A. Carson			214,220,978		1,433,183
         Robert E. La Blanc			214,221,965		1,432,196
         Douglas H. McCorkindale		214,251,352		1,402,809
         Stephen P. Munn			214,273,910		1,380,251
         Richard A. Redeker			214,272,904		1,381,257
         Robin B. Smith			214,227,668		1,426,493
         Stephen Stoneburn 			214,283,828		1,370,333
         Clay T. Whitehead			214,247,569		1,406,592
         Robert F. Gunia			214,266,724		1,387,437
         Judy A. Rice				214,373,433		1,280,728


Jennison Equity Opportunity Fund

01.	Votes on Directors	                Votes For		Withheld

         David E.A. Carson			47,090,004		325,232
         Robert E. La Blanc			47,102,277		312,959
         Douglas H. McCorkindale		47,103,475		311,761
         Stephen P. Munn			47,105,746		309,490
         Richard A. Redeker			47,104,872		310,364
         Robin B. Smith			47,094,844		320,392
         Stephen Stoneburn 			47,107,147		308,089
         Clay T. Whitehead			47,111,266		303,970
         Robert F. Gunia			47,107,836		307,400
         Judy A. Rice				47,101,893		313,343

Dryden Active Balanced Fund

01.	Votes on Directors	                Votes For		Withheld

         David E.A. Carson			40,512,696		497,915
         Robert E. La Blanc			40,506,992		503,619
         Douglas H. McCorkindale		40,489,680		520,931
         Stephen P. Munn			40,521,782		488,829
         Richard A. Redeker			40,522,454		488,157
         Robin B. Smith			40,508,799		501,812
         Stephen Stoneburn 			40,526,086		484,525
         Clay T. Whitehead			40,522,271		488,340
         Robert F. Gunia			40,523,966	     	486,645
         Judy A. Rice				40,529,430		481,181






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